Exh. 99.1

2015-16 Catastrophe Reinsurance Program Structure

UPC INSURANCE Keep the Promise



RETURN TIME [1]
$1.27B
LAYER 7 – SECOND EVENT
$95.0M (Single Shot)
1st Event Exhaustion
$1.18B
190.0 YR
LAYER 6
$125.0M xs $25.0M (Single Shot)
$1.05B
LAYER 5
$125.0M xs $25.0M
(Single Shot)
$928.2M
$895.1M
100.0 YR
$861.7M
LAYER 4
$115.0M xs $25.0M
(Single Shot)
Private FHCF
45% of
$631.3M xs $230.4M
Mandatory FHCF
45% of
$631.3M xs $230.4M
$472.9M
1928 Okeechobee
$424.8M
Donna
$376.4M
LAYER 3
$100.0M xs $25.0M
(Single Shot)
$313.2M
All 2004 Storms
$230.4M
$145.0M
$130.1M
Andrew
LAYER 2
$100.0M xs $25.0M (Single Shot)
$45.0M
LAYER 1 $20.0M xs $25.0M (Single Shot)
$25.0M
U/L: $20.0M xs $5.0M ($25M AAD For Florida Only)
$5.0M
$5.0M RETENTION

Layers 1-7 "cascade" or "drop" down as coverage is utilized for any number of events until exhausted providing unique:

SEVERITY PROTECTION

Since 1900, there has never been a hurricane that would have exhausted UPC's 2015-16 catastrophe reinsurance program.[1]

and

FREQUENCY PROTECTION

Either of the 2 most active seasons on record (2004 or 2005) would not exhaust UPC's 2015-16 catastrophe reinsurance program.[1]

plus

Our named storm retention for all states excluding Florida is $5 million per occurrence and our retention in Florida drops to $10 million for 2nd and subsequent events.

[1] Return time shown using AIR v15 LT no DS (based on projected 9/30/15 exposures)